UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 20, 2012

Lifetime Brands, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-19254	11-2682486
(Commission File Number)	(IRS Employer Identification No.)

1000 Stewart Avenue, Garden City, New York, 11530
(Address of Principal Executive Offices)(Zip Code)

 (Registrant’s Telephone Number, Including Area Code) 516-683-6000

(Former Name or Former Address, if Changed Since Last Report) N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

The information in Item 8.01 below is incorporated by reference into this Item 3.02 in its entirety.  The Company relied on the exemption from registration pursuant to Section 4(2) under the Securities Exchange Act of 1933 and Rule 506 promulgated thereunder.

Item 8.01. Other Events

On December 20, 2012, the Company acquired the Fred® & Friends ("F&F") business and certain related assets from Easy Aces, Inc., a Rhode Island corporation. The consideration paid at Closing was (i) $16.0 million in cash, subject to a working capital adjustment, and (ii) 143,568 shares of common stock, valued at $1.5 million. Contingent cash consideration of up to $6.2 million would be payable in future years upon F&F achieving certain targets.

F&F designs and markets novelty housewares and other products under the Fred® brand.  The assets, liabilities and operating results of F&F will be reflected in the Company’s consolidated financial statements in accordance with ASC Topic No. 805, Business Combinations, commencing on the acquisition date.

A copy of the Company’s press release announcing the completion of the acquisition is furnished with this Current Report as Exhibit 99.1 and is incorporated herein by reference.

Item  9.01   Financial Statements and Exhibits.

(d)	Exhibits

	99.1	Press Release dated December 21, 2012.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lifetime Brands, Inc.

By:	/s/ Laurence Winoker
Laurence Winoker
Senior Vice President – Finance, Treasurer and Chief Financial Officer

Date:  December 21, 2012